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                                                                    EXHIBIT 23.1

                       ASPECT COMMUNICATIONS CORPORATION

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

     We consent to the incorporation by reference in Registration Statement Nos. 33-36437, 33-36438, 33-39243, 33-69010, 33-50048, 33-94810, 333-07407, 333-
24315, 333-38041, 333-91681, 333-53195, 333-33646, 333-50178 and 333-57545 on
Form S-8 and Nos. 333-19893, 333-31381, 333-38909, 333-52093, 333-66461 and
333-74603 on Form S-3 of Aspect Communications Corporation of our report dated January 22, 2001 (February 27, 2001 as to Note 17), incorporated by reference in this Annual Report on Form 10-K of Aspect Communications Corporation for the year ended December 31, 2000.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Aspect Communications Corporation, listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP


San Jose, California
March 28, 2001